EXHIBIT 10.135

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT, made this 20th day of August, 1999 (the "Execution Date"), by and between PPD Development, Inc., formerly PPD Pharmaco, Inc. ("PPD Development") and Mark A. Sirgo ("Employee"), amends that certain Employment Agreement dated January 1, 1998 between PPD Development and Employee (the "Employment Agreement").

         FOR AND IN CONSIDERATION OF the mutual promises, covenants and conditions contained herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Employment Agreement as follows:

         1. The Employment Agreement is deemed to have renewed for an additional one-year period beginning January 1, 1999, and ending December 31, 1999 (the "Renewal Period").

         2. Employee's base salary for the Renewal Period is $190,000.00.

         3. During the Renewal Period, Employee shall be entitled to a Quarterly Bonus if the Businesses (as defined in the Employment Agreement, as amended) attain a certain level of Authorizations for the applicable quarter, as set forth in Appendix I attached to this Amendment. Employee shall also be entitled to an annual bonus for the Renewal Period as provided for in Appendix I attached. Such annual bonus, if any, shall be paid to Employee at the same time annual bonuses, if any, for calendar year 1999 are or would have been paid to other senior executives of PPD Development. In addition, Employee shall be entitled to awards of non-qualified stock options under the Pharmaceutical Product Development, Inc. ("PPD") Equity Compensation Plan if Authorizations for the Businesses attain certain Annual Targets for the Renewal Period, as set forth in Appendix I to this Amendment. Any award of stock options shall have an exercise price equal to the NASDAQ closing price on December 31, 1999, and shall contain such other terms and conditions, including a three-year vesting schedule, as included in stock option awards generally for other senior executives of PPD Development.

         4. The first sentence of Section 4 of the Employment Agreement is rewritten as follows: "Employee shall have overall responsibility for business development of (a) PPD Development, Inc. and all of its subsidiaries as of the Execution Date, except Pharmaco Investments, Inc. and ATP, Inc., (b) PPD Global Ltd., (c) Leicester Clinical Research Centre Ltd. and (d) Chelmsford Clinical Trials Unit Ltd. (collectively, the "Businesses").

         5. Unless the context clearly requires otherwise, all references to Appendix I in the Employment Agreement shall, with respect to the Renewal Period, be deemed to refer to Appendix I attached to this Amendment.

         The Employment Agreement, as herein amended, shall continue in full force and effect.

         IN WITNESS WHEREOF, this Amendment is executed as of the Execution Date, but shall be effective as of January 1, 1999.

                                             PPD DEVELOPMENT, INC.


                                             By:      /s/ Fred Eshelman
                                                      --------------------------
                                             Name:    Fred Eshelman
                                                      --------------------------
                                             Title:   Chief Executive Officer
                                                      --------------------------





                                             /s/ Mark A. Sirgo            (SEAL)
                                             -----------------------------
                                             Mark A. Sirgo













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